UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 10, 2024

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2024, Palo Alto Networks, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of the Company’s common stock reserved for issuance under the 2021 Plan by 3,000,000 shares (before giving effect to the Stock Split described in Item 5.03 below). Pursuant to the terms of the 2021 Plan, the number of shares reserved for issuance under the 2021 Plan was adjusted on December 12, 2024 to give effect to the Stock Split described in Item 5.03 below.

The foregoing description of the 2021 Plan is qualified in its entirety by reference to the full text of the amended and restated 2021 Plan, filed as Exhibit 10.1 hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2024, the Company announced that its Board of Directors had approved a two-for-one stock split (the “Stock Split”) of its outstanding shares of common stock to be effected through an amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”). The Company filed the Amendment with the Secretary of State of the State of Delaware to effect the Stock Split and proportionately increase the number of shares of the Company’s authorized common stock from 1.0 billion to 2.0 billion. The Amendment, which became effective at 4:01 p.m. Eastern Standard Time on December 12, 2024, is filed as Exhibit 3.1 hereto.

As a result of the Stock Split, each stockholder of record as of the close of trading on December 12, 2024 (the “Record Date”) will receive, after the close of trading on December 13, 2024, one additional share of common stock for each share held on the Record Date. Trading is expected to commence on a split-adjusted basis at market open on December 16, 2024.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on December 10, 2024. At the Annual Meeting, the Company’s shareholders voted on the following six proposals and cast their votes as described below.

1.  The following individuals were elected at the Annual Meeting to serve as Class I directors of the Company until the Company’s 2027 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Right Honorable Sir John Key	197,090,836	32,809,191	557,415	46,562,793
Mary Pat McCarthy	223,277,765	6,814,117	365,560	46,562,793
Nir Zuk	213,668,916	16,463,261	325,265	46,562,793

2.  The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2025.

Votes For	Votes Against	Abstentions
271,718,354	4,925,217	376,664

3.  A majority of shareholders voted for one year in an advisory vote on the frequency of advisory votes on named executive officer compensation. Based on this result, and, consistent with the recommendation of the Company’s board of directors, the Company has determined that future advisory votes to approve the compensation of the Company’s named executive officers will take place every year until the next advisory vote on the frequency of such votes.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
226,991,309	549,124	2,501,672	415,337	46,562,793

4.  An advisory resolution to approve named executive officer compensation was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
116,025,828	112,096,969	2,334,645	46,562,793

5.  An amendment to the 2021 Plan to increase the number of shares reserved for future issuance under the 2021 Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
209,507,517	18,860,563	2,089,362	46,562,793

6.  A shareholder proposal regarding a report on climate risks to retirement plan beneficiaries was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,672,696	199,261,811	3,522,935	46,562,793

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amendment to Restated Certificate of Incorporation of Palo Alto Networks, Inc.

10.1	Amended and Restated 2021 Equity Incentive Plan

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Bruce Byrd
Bruce Byrd
Executive Vice President, General Counsel and Secretary

Date: December 12, 2024